Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 18 U.S.C. Section 1350

In connection with this annual report on Form 10-K of Fred’s, Inc. the undersigned, Joseph M. Anto, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: May 3, 2019	/s/ Joseph M. Anto
Joseph M. Anto, Chief Executive Office